Exhibit 10.1

Consulting Services Agreement

This Consulting Services Agreement made as of 10/5/2021 (the “Effective Date”) by and between OneSpan North America Inc. having its principal place of business at 121 W Wacker Drive, Suite 2050, Chicago, IL, 60601, United States, (“OneSpan”) and Jan Kees van Gaalen having his principal place of business at 5244 Alton Road, Miami Beach, FL, 33140 (“Consultant”).

WHEREAS, Consultant desires to provide OneSpan with certain Services and Deliverables and has the capabilities, expertise and desire to perform such Services and produce such Deliverables, on the basis and subject to the terms, provisions, conditions and requirements of this Agreement and Exhibit A hereto;

WHEREAS, OneSpan desires to retain Consultant for the provision of certain Services and certain Deliverables as set forth in Exhibit A;

NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

1.	Definitions.

“Affiliate” means any entity that controls, is controlled by or is under common control with a party to this Agreement, where control means, for purposes of this definition, with respect to any entity, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities (or other ownership interest), by contract or otherwise.

“Deliverable” means the results and proceeds of the Services performed under this Agreement.

“Intellectual Property Rights” means all patents, copyrights, trademarks, trade secrets, and other intellectual property rights.

“Moral Rights” means rights of paternity, integrity, disclosure, and withdrawal and any other rights that may be known as “moral rights”.

“Overages” are fees in excess of the fixed price and Expenses agreed to in the applicable Exhibit A.

“Representative” means Affiliates, officers, directors, agents, representatives, employees and subcontractors.

“Service(s)” means the specific services described in an exhibit to this Agreement and any services, functions or other responsibilities that are not described in the applicable exhibit but are nonetheless inherent in the provision of the services and the Deliverables provided for in the applicable exhibit.

“Third Party Confidential Information” means confidential information, trade secrets or other proprietary information of another party.

2.Services to be Performed. OneSpan hereby retains Consultant to provide the Services and Deliverables as set forth in Exhibit A and such future Exhibits as the parties may elect to enter into from time to time. The Services and Deliverables will be provided from the Consultants place of business in Miami unless the Company requests the Consultant to travel to OneSpan’s offices in Chicago, IL.

3.Status of Consultant. Consultant is an independent contractor of OneSpan, and this Agreement shall not be construed to create any association, partnership, joint venture, employee, or agency relationship between Consultant and OneSpan for any purpose. OneSpan shall and shall cause its Representatives to assist and cooperate with Consultant in its fulfillment of providing the Services and Deliverables. OneSpan acknowledges and agrees that Consultant’s performance of the Services and Deliverables is dependent upon (a) OneSpan’s timely and effective completion of processes and requests to ensure accurate reporting, books and records and the integrity of accounting and disclosure controls and (b) OneSpans’s timely decisions and approvals. OneSpan agrees to act accordingly.

To the extent OneSpan requests Consultant to sign any periodic report or certification filed with the SEC or any management letter provided to OneSpan’s independent auditor as the chief financial officer of OneSpan, OneSpan authorizes Consultant to act in such capacity and assumes responsibility for making any filing in connection there with. Except as contemplated in this Agreement and any applicable Exhibit or as specifically authorized by OneSpan, Consultant has no authority (and shall not hold itself out as having authority) to bind OneSpan and Consultant shall not make any agreements or representations on OneSpan’s behalf without OneSpan’s prior written consent.

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Consultant is not eligible to participate in any vacation, group medical or life insurance, disability, profit sharing or retirement benefits, or any other fringe benefits or benefit plans offered by the OneSpan to its employees, and OneSpan is not be responsible for withholding or paying any income, payroll, Social Security, or other federal, state, or local taxes, making any insurance contributions, including for unemployment or disability, or obtaining worker’s compensation insurance on Consultant’s personnel’s behalf.

Notwithstanding anything herein or in any Exhibit to the contrary, Consultant is not acting as an accounting firm or giving accounting advice or guidance. While Consultant’s Services may involve analysis of accounting, business and other records, this engagement does not constitute an audit of any kind.

4.Third Parties.   Consultant represents and warrants that: (i) he is authorized to enter into and perform this Agreement and that he is under no contract, agreement or existing obligation that will, in any manner, impede or prevent him from providing, and OneSpan from receiving, the benefit of the Services and to the extent that Consultant possesses any Third Party Confidential Information, Consultant warrants it shall not use any such Third Party Confidential Information in connection with Consultant’s performance of Services nor will Consultant disclose any Third Party Confidential Information to OneSpan. Consultant shall notify OneSpan of any third-party agreement or relationship that relate or has the potential to affect the provision of the Services under this Agreement or the value of the Services to OneSpan.

5.Compensation & Invoices.

5.1In full compensation to Consultant for the performance of the Services, OneSpan shall pay Consultant the amounts set forth in the applicable Exhibit A.

5.2Fixed Fee Services. For fixed fee Services: (a) OneSpan is not obligated to pay Consultant Overages; (b) Consultant is solely responsible for all Overages; and (c) Consultant shall use reasonable efforts to provide the Services necessary to complete the project in accordance with such Exhibit A.

5.3Invoicing. Consultant shall not be required to invoice OneSpan for fixed fee Services, rather OneSpan shall make payments for such Services within ten (10) business days of each month end or the end of the final pro- rata period. OneSpan will have no obligation to pay, reimburse or otherwise bear any other amounts, taxes, contributions or payments whatsoever.

5.4Expenses. OneSpan shall reimburse Consultant for all out-of-pocket expenses actually incurred in Consultant’s provision of the Services hereunder; provided that: (i) the expenses are incurred by virtue of a request by OneSpan or are approved in writing (including by email or text) by OneSpan, (ii) the expenses conform to OneSpan’s then current Business Travel and Expense Policy), and (iii) the expenses are necessary, reasonable and directly related to the provision of the Service; including premium economy travel between OneSpan’s offices and Consultant’s principal place of business and lodging and reasonable food expenses (the “Expenses”). Notwithstanding the foregoing, Consultant shall be responsible for the payment of all fees, licenses, bonds, taxes and other costs of doing business.

6.Confidential Information. In the course of or in connection with the provision of the Services, Consultant will have access to and may receive, orally or in writing, ideas, know-how, trade secrets, information, data, processes, substances or related or similar information from OneSpan or its clients These restrictions shall not be construed to apply to information that Consultant can reasonably demonstrate by documentary evidence: (1) was known to Consultant prior to its receipt from Consultant or Consultant’s clients; (2) was or becomes a matter of public knowledge or publicly available through no act or failure to act on the part of Consultant; or (3) is lawfully obtained by Consultant from a third party entitled to freely disclose such Confidential Information to Consultant. Confidential Information is provided AS IS. Consultant shall maintain in strict confidence and shall use and disclose only as needed in connection of the provision of Services information which Consultant receives or ascertains, directly or indirectly, from OneSpan, other consultants retained by OneSpan or from OneSpan’s clients for whom Services may be performed. Consultant agrees to follow appropriate security measures and safeguards consistent with industry standards of OneSpan to protect the Confidential Information.

7.Warranties. Consultant hereby represents and warrants that: (a) he shall use reasonable efforts to ensure all work performed hereunder will be performed consistent with industry professional practices and in compliance with all applicable laws, regulations and professional standards; (b) Consultant has the required skill, experience, and qualifications to perform the Services subject to OneSpan’s commitments hereunder and the accuracy of the information requested by Consultant (c) to the extent applicable, OneSpan will receive good and valid title to all Deliverables, free and clear of all encumbrances and liens of any kind; (d) all Deliverables are and shall be Consultant’s original work (except for material in the public domain or provided by OneSpan) and do not and will not violate or infringe upon the intellectual property right or any other right whatsoever of any person, firm, corporation, or other entity. Subject to OneSpan’s commitments hereunder and the accuracy of the information requested by Consultant, Consultant agrees to use reasonable efforts to ensure the professional quality, technical accuracy, completeness and coordination of Services furnished under this Agreement. In the event of any breach of the foregoing warranties, Consultant, at its sole expense and without delay, shall re-perform the non-conforming

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Services to the reasonable satisfaction of OneSpan or, in the case of infringement or misappropriation, remedy such matter to OneSpan’s reasonable satisfaction in addition to Consultant’s obligations under Section 8 below, but subject to the limitations of Section 10. OneSpan hereby represents and warrants that it has the authority to enter into this Agreement, that the information it and its Representatives provides to Consultant shall be complete and accurate, and that OneSpan has director and officer insurance that permits the naming of additional insureds and that Consultant has been named an additional insured to each such policy. THE FOREGOING WARRANTIES REPLACE ALL OTHER WARRANTIES, EXPRESS OR IMPLIED INCLUDING, BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

8.	Ownership of Deliverables.

8.1OneSpan is and shall be, the sole and exclusive owner of all right, title, and interest throughout the world in and to all the Deliverables, including all Intellectual Property Rights therein. The Deliverables are hereby deemed a “work made for hire” as defined in 17 U.S.C. § 101 for OneSpan. If, for any reason, any of the Deliverables do not constitute a “work made for hire,” you hereby irrevocably assign to OneSpan, in each case without additional consideration, all right, title, and interest throughout the world in and to the Deliverables, including all Intellectual Property Rights therein. To the extent that any of Consultant’s pre-existing materials (identified in Exhibit A) are contained in the Deliverables, Consultant retains ownership of such preexisting materials and hereby grant to OneSpan an irrevocable, worldwide, unlimited, royalty-free license to use, publish, reproduce, display, distribute copies of, and prepare derivative works based upon, such preexisting materials and derivative works thereof. OneSpan may assign, transfer, and sublicense such rights to others without Consultant’s approval.

8.2Except for such pre-existing materials, Consultant has no right or license to use, publish, reproduce, prepare derivative works based upon, distribute, perform, or display any Deliverables. Consultant has no right or license to use OneSpan’s trademarks, service marks, trade names, trade names, logos, symbols, or brand names.

9.	Indemnification.

9.1Subject to Section 10, Consultant agrees to indemnify and defend (at OneSpan’s request) and hold OneSpan and its Representatives harmless from and against any claim, suit, proceeding, or action and pay any liabilities, damages and costs, including reasonable attorney’s fees, arising out of or in connection with (a) intentional misconduct or fraud by Consultant; (b) personal injury or death intentionally caused by Consultant;. including, but not limited to all actions, claims, demands, causes of action, complaints, EEOC or state equivalent charges, and liabilities of any name and nature. The indemnification and hold harmless obligations under this Section 9.1 shall not be limited in any way by limitations on the amount or type of damages, compensation or benefits payable by Consultant or its Representatives under workers’ compensation laws, disability benefits laws or other employee benefit laws.

9.2Excluding intentional misconduct or fraud caused by Consultant, OneSpan agrees to indemnify, defend and hold Consultant and his Representatives harmless from and against any claim, suit, proceeding, or action and pay any liabilities, damages and costs, including reasonable attorney’s fees, arising out of or in connection with (a) Consultant’s performance of, or failure to perform, his obligations under this Agreement, or (b) his actions or inactions, representations, certifications, or representations as interim chief financial officer of OneSpan,

10.	Limitation of Liability.

10.1EXCEPT FOR SECTION 10.2 BELOW, IN NO EVENT SHALL EITHER PARTY HAVE ANY LIABILITY TO THE OTHER PARTY FOR ANY LOST PROFITS, LOSS OF DATA, LOSS OF USE, COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, OR FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES HOWEVER CAUSED AND, WHETHER IN CONTRACT, TORT OR UNDER ANY OTHER THEORY OF LIABILITY WHETHER OR NOT A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE INCLUDING WHETHER ARISING FROM A PARTY’S NEGLIGENCE REGARDLESS WHETHER SOLE OR CONCURRENT, GROSS OR OTHERWISE.

10.2THE LIMITATION IN SECTION 10.1 ABOVE SHALL NOT APPLY TO ONESPAN’S OBLIGATIONS UNDER SECTION 9.2.

11.	Term; Termination.

11.1This Agreement shall commence on the Commencement Date set forth in the applicable Exhibit A. Unless otherwise terminated herein, this Agreement shall continue until the Expiration Date set forth in Exhibit A.

11.2This Agreement and any Exhibit may be terminated by either party at any time, upon sending of fifteen (15) days advance written notice to the other party.

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11.3Without limiting other remedies, either party may terminate this Agreement upon written notice if the other party materially breaches this Agreement and such breach is incapable of cure; or being capable of cure, remains uncured for thirty (30) days after the breaching party receives detailed written notice thereof.

11.4Upon any termination or expiration of this Agreement or the Exhibit, Consultant shall, within five (5) business days of such termination of expiration: (i) return to OneSpan all Confidential Information, reports, documents and other materials which it received from OneSpan in the course of performing Services hereunder, (ii) deliver to OneSpan all finished or unfinished Deliverables, reports, studies and other materials prepared by Consultant in the course of performing services hereunder, (iii) deliver to OneSpan all hardware, software, tools, equipment or other materials provided for Consultant’s use by OneSpan, (iv) permanently erase all of the Confidential Information from Consultant’s computer system subject to backups being destroyed in the ordinary courser of business, (v) prepare a written report summarizing the status of all work then in process, and (vi) certify in writing to OneSpan that it has complied with the requirements of this clause. OneSpan shall have the right to withhold any and all payments owing to Consultant until Consultant has performed its obligations pursuant to this Section 11.

12.Assignments; Subcontracting. The rights and obligations of the parties hereto shall inure to the benefit of, and shall be binding upon, their respective successors and assigns; provided, however, that the rights, benefits and obligations of the Consultant hereunder are personal to the Consultant and may not be assigned, delegated or subcontracted to a third party without the prior written consent of OneSpan.

13.Controlling Law; Jurisdiction.  This construction, interpretation, and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of Illinois excluding its conflicts of laws rules.

14.Notices. Any notice required or permitted in this Agreement must be in writing and must be given by (i) personal delivery, (ii) a nationally-recognized, next-day courier service, (iii) first-class registered or certified mail, postage prepaid to the party's address specified in this agreement, or to the address that a party has notified to be that party's address for the purposes of this section. Notice given in accordance with this agreement will be effective upon receipt by the party to which it is given or, if mailed, upon the earlier of receipt and the fifth Business Day following mailing or by electronic mail (but, in the case of electronic mail must be sent to legal@onespan.com, only if followed by transmittal by national overnight courier or hand for delivery on the next Business Day).

15.Waiver; Severability. The waiver of either party of a breach or violation of any provision of this Agreement shall not operate as or be construed to be a waiver of any subsequent breach or violation. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions thereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

16Entire Agreement. This Agreement and any Exhibits executed by the parties constitutes the entire agreement between the parties and supersedes any prior understandings or written or oral agreements between the parties respecting the within subject matter. This Agreement may not be amended, nor any provision hereof waived, except by a written amendment executed with the same formality as this Agreement and executed by duly authorized representative of the respective parties.

17.Insurance. Consultant will be named as an officer of the North American entities of OneSpan during the term of the Services. OneSpan will maintain directors and officers insurance covering Consultant at no additional cost to Consultant. The Company will provide Consultant a certificate of insurance evidencing that the Company is in compliance with the requirements of this Section.

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IN WITNESS WHEREOF, the parties have executed this Agreement to be effective on the date set forth on the first page hereof.

OneSpan North America Inc.		Jan Kees van Gaalen

By:	/s/ Steven Worth	By:	/s/ Jan Kees van Gaalen

Name:	Steven Worth	Name:	Jan Kees van Gaalen

Title:	Interim Chief Executive Officer

Date:	October 4, 2021	Date:	October 4, 2021

October 4, 2021

EXHIBIT A

to Consulting Services Agreement

INFORMATION ABOUT THE SERVICES

Description of Services:

As Interim CFO reporting to the CEO, the responsibilities include, but are not limited to:

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leading the preparation of the Company’s financial statements and SEC filings

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representing the accounting function as needed at periodic meetings that are internal (senior management, department, Board of Directors) and external (accounting firm, lender, third party advisors)

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leading the preparation of the annual budget, cash flow forecasts, Board presentations and/or lender reporting as needed

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providing recommendations to strengthen information systems, operations, accounting processes, budget processes and internal controls and assisting in the implementation of improvements as requested

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leading/directing complex or unique financial reporting or operational matters as needed

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understanding/documenting the reasons for trends in financial performance with key internal and external constituents

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completing finance/accounting/operations projects as reasonably requested

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guidance, feedback and input on Company’s special projects including business transformation and growth

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assistance and participation in Company’s investor relations related activities

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such other duties, tasks and responsibilities consistent with a public company chief financial officer for similar type companies

Deliverables:

The written deliverables include but are not limited the following:

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Financial statements and SEC filings

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Summary of the reasons for large or unusual financial statement trends

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Annual budget, cash flow forecasts, Board presentations and lender reporting

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Recommendations to strengthen operations, accounting processes, budget processes and internal controls

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Reports, feedback, input as requested or as normally provided in the normal course of the chief financial officer position

Commencement Date	October 5th, 2021

Expected Expiration Date:	To be determined

Payment Rate: (Fixed)	$60,000 per month, pro-rata for any portion thereof.

Company Supervisor	Steven Worth

October 4, 2021